CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 28, 2012 on Dreyfus Appreciation Fund, Inc. for the fiscal year ended December 31, 2011 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-68671 and 811-3081) of Dreyfus Appreciation Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 25, 2012